                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: May 28, 2004

                      CITIGROUP GLOBAL MARKETS LIMITED


                      By: /s/ Andrew M. Gaulter
                         --------------------------------------------
                         Name:   Andrew M. Gaulter
                         Title:  Secretary


                      CITIGROUP GLOBAL MARKETS EUROPE LIMITED


                      By: /s/ Andrew M. Gaulter
                         --------------------------------------------
                         Name:   Andrew M. Gaulter
                         Title:  Secretary


                      CITIGROUP GLOBAL MARKETS INTERNATIONAL LLC



                      By: /s/ Andrew M. Gaulter
                         --------------------------------------------
                         Name:   Andrew M. Gaulter
                         Title:  Secretary


                      CITIGROUP FINANCIAL PRODUCTS INC.


                      By: /s/ Serena D. Moe
                         --------------------------------------------
                         Name:  Serena D. Moe
                         Title: Assistant Secretary


                      CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                      By: /s/ Serena D. Moe
                         --------------------------------------------
                         Name:  Serena D. Moe
                         Title: Assistant Secretary


                      CITIGROUP INC.


                      By: /s/ Serena D. Moe
                         --------------------------------------------
                         Name:  Serena D. Moe
                         Title: Assistant Secretary